UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2024

QUANTERIX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38319	20-8957988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Middlesex Turnpike Billerica, MA	01821
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 301-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	QTRX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) & (c)            On May 21, 2024, Michael Miller, age 60, was appointed as Chief Operating Officer of Quanterix Corporation (the “Company”). Mr. Miller served as the Company’s Senior Vice President, Accelerator and Clinical Services, from July 2021 until May 2024. Prior to joining the Company, he was at ProterixBio, Inc. for over 14 years, most recently serving as Chief Executive Officer from November 2016 to July 2021 and as Chief Operating Officer from February 2015 to November 2016. Mr. Miller succeeds Daniel Pikora, former Chief Operating Officer, who resigned from the role on May 21, 2024 and will pursue opportunities outside the Company. Mr. Pikora will remain with the Company for a limited period to assist with an orderly transition of the role.

As Chief Operating Officer, Mr. Miller’s base salary is $400,000, and he will be eligible to receive an annual performance bonus of up to 50% of his base salary at target. He also received an equity grant with a grant date fair value of $1.0 million in the form of 70% options and 30% restricted stock units. This grant will vest 25% on May 21, 2025, with the remaining 75% vesting in 36 equal monthly installments thereafter. He is also eligible to receive an annual equity grant as part of the Company’s long-term equity award cycle, with a target grant date fair value of up to $1.5 million. If Mr. Miller’s employment is terminated by us without cause or he resigns for good reason, he will receive continued payment of his base salary for six months, payment of an amount equal to his prorated annual target bonus for the year of termination, and health benefits continuation for six months. If Mr. Miller’s employment is terminated by us without cause or he resigns for good reason within the 90-day period immediately preceding or the twelve-month period immediately following a change of control of the Company, he will receive salary continuation for twelve months, payment of his target bonus for the year of termination, acceleration of vesting of all unvested equity and continuation of health insurance benefits for twelve months. These severance benefits are subject, in each case, to Mr. Miller’s execution of a general release of claims, in a form acceptable to the Company, and compliance with certain other covenants.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUANTERIX CORPORATION

By:	/s/ Vandana Sriram
Vandana Sriram
Chief Financial Officer

Date: May 28, 2024